AMENDMENT TO

MUTUAL FUND SERVICES AGREEMENT

This Amendment to the Mutual Fund Services Agreement (“Amendment”) is entered into and effective as of March 1, 2015 by and between Huntington Asset Services, Inc. (“Huntington”), Valued Advisers Trust, (the “Trust”), and SMI Advisory Services, LLC (“Adviser”) .

WHEREAS, the Trust, HASI, and the Adviser entered into a Mutual Fund Services Agreement (the “Agreement”) dated as of January 15, 2013;

WHEREAS, the parties desire to amend the Agreement to reflect the addition of two new Funds and to set forth their mutual understanding and agreement regarding the fees to be paid to HASI pursuant to the Agreement;

NOW THEREFORE, in consideration of the mutual covenants and promises set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Amendment. Effective as of March 1, 2015, the Agreement is amended as follows:

a.	The term of the Agreement, as provided in Section 10, is hereby extended through February 28, 2017.

b.	EXHIBIT A to the Agreement is replaced with the EXHIBIT A attached hereto.

c.	EXHIBIT E to the Agreement is replaced with the EXHIBIT E attached hereto.

d.	With respect to the SMI Bond Fund, Huntington agrees to waive its fees during the six month period beginning on the date the Fund commences operations. Following this period, the fees contained in EXHIBIT E attached hereto will apply with respect to the SMI Bond Fund.

e.	With respect to the SMI 50/40/10 Fund, Huntington agrees to waive its fees during the twelve month period beginning on the date the Fund commences operations. Following this period, the fees contained in EXHIBIT E attached hereto will apply with respect to the SMI 50/40/10 Fund.

2. Ratification and Confirmation of Agreement. Except as specifically set forth herein, the Agreement is hereby ratified and confirmed in all respects and shall remain in full force and effect.

3. Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

4. Defined Terms. Any capitalized word not otherwise defined in this Amendment shall have the meaning given to such word in the Agreement.

5. Modification and Governing Law. This Amendment may not be modified except by a writing signed by authorized representatives of the parties to this Amendment. This Amendment shall be governed by and construed and interpreted in accordance with the laws of the State of Indiana.

IN WITNESS WHEREOF, the parties have executed this Amendment to the Agreement effective as of the date first above written.

HUNTINGTON ASSET SERVICES, INC.		VALUED ADVISERS TRUST

By:	/s/ Stacey Havens	By:	/s/ Matthew J. Miller

Name:	Stacey Havens	Name:	Matthew J. Miller

Title:	Vice President	Title:	Vice President

SMI ADVISORY SERVICES, LLC

By:	/s/ Fred Beerwart

Name:	Fred Beerwart

Title:	CCO – SMI Advisory Services

EXHIBIT A

to

Mutual Fund Services Agreement

List of Portfolios

Sound Mind Investing Fund

Sound Mind Investing Balanced Fund

SMI Dynamic Allocation Fund

SMI Bond Fund

SMI 50/40/10 Fund

EXHIBIT E

to

Mutual Fund Services Agreement

Fees and Expenses

TRANSFER AGENCY FEE SCHEDULE

Additional services not contemplated in this schedule will be negotiated on a case-by-case basis.

I	New Fund Start-Up/Existing Fund Conversion Fee

• New fund establishment; manual conversion • Electronic conversion	- Pass through of out-of-pocket expenses - Quoted based on business requirements

II	Base Fees (as defined in the General Description of Transfer Agency Services) [1]

Annual Per Account Fees:

• Equity/Bond Funds • Equity Bond/Funds – NSCC Networked Accounts	- $11.00 per year - $ 9.00 per year

[1]	Base Fees do not include out-of-pocket expenses which include but are not limited to: fulfillment services, form design and printing, statement and confirmation production, tax form production and mailing, paper and envelope design and printing, postage and handling, shipping, bank fees, NSCC charges, record storage, telephone charges, DST FanMail, and regulatory filing fees and all other expenses incurred on behalf of the Trust and its individual portfolios. Additional services and/or fees not contemplated in this schedule will be negotiated on a per occurrence basis.

III	NSCC, 12b-1 and Commission Processing

• Set-up	- $500 per share class/cusip
• 12b-1/Service Fee Processing	- $250 per occurrence
• Commission Processing	- No Charge
• Physical Commission/12b-1 Check	- $10 per check
• Fund/SERV, Networking, and/or CommSERV	- $150 per share class/cusip per month (maximum $1,500 per month for affiliated portfolios)

IV	Anti-Money Laundering – Customer Identification Program (Patriot Act)

•
• New Account Service	- $4 per account
• Annual OFAC Support	- $2 per active account
• Research	- $150 per hour plus 3rd party research service fees
• Suspicious Report Filing	- $150 per report

V	Other Services

• Closed Account Fee	- $3.00 per year
• Escheatment Processing	- $50 per account (charged to shareholder)
• Offline Shareholder Research	- $50 per hour (1 hour minimum, billed to shareholder)
• IRA Account Annual Maintenance	- $10 per account
• Interactive Voice Response System Set-up	- $500 per occurrence
• Compliance Mailings: (semi-annual, annual reports, W-8/W-9, etc.)	- External Vendor – Pass through - Internal Mailing - $3.50 per item
• Fulfillment (3rd Party Vendor)	- Pass through plus $1.00 per order
• Bank Reconciliation Services	- $50 per bank account plus $1.50 per item
• AD-HOC Report Generation	- $100 per report
• Development of Model Account Forms and Supplemental Documents	- $1,500
• Updates of Forms/Documents	- $50 per document
• Customization of Forms/Documents	- $1,500 per document
• Systems Programming or Custom Data Extractions:
- Management / Officers	- $250 per hour
- Programmers	- $200 per hour
- Third Party Vendor	- Quoted As Needed

VI	Repricing

There will be a $500.00 per day minimum fee/rerun charge when the nightly processing has to be repeated due to incorrect NAV or dividend information received from the Portfolio Pricing Agent due to incorrect or untimely information provided by an Advisor or its Agent.

FUND ACCOUNTING FEE SCHEDULE

Additional services not contemplated in this schedule will be negotiated on a case-by-case basis.

I	New Fund Start-Up/Existing Fund Conversion Fee

• New fund establishment	- Pass through of out-of-pocket expenses
• Electronic conversion	- Quoted based on business requirements

II	Base Fees (as defined in the General Description of Fund Accounting Services)[1]

Annual Basis Point Fees:

0.020% for the first $100 million in average net assets per share class;

0.015% from $100 million to $250 million in average net assets per share class;

0.008% over $250 million in average net assets per share class.

[1]	Base Fees do not include out-of-pocket expenses which include but are not limited to: fulfillment services, form design and printing, statement and confirmation production, paper and envelope design and printing, postage and handling, shipping, bank fees, NSCC charges, record storage, telephone charges, DST FanMail, and regulatory filing fees and all other expenses incurred on behalf of the Trust and its individual portfolios. Additional services and/or fees not contemplated in this schedule will be negotiated on a per occurrence basis.

III	Other Services

• Portfolio sub-advisers	- $10,000 per sub-advisor in excess of one
• Multiple custodians	- $5,000 per custodial account in excess of one
• Non-Routine Investments:
- Short Sales	- $500 per month per type
- Options
- Futures
- Swaps
• Additional Brokers Used For Short Sales	- $500 per month for each broker in excess of one
• High Trade Volume:
- Domestic Equity	- $2 per trade for each trade in excess of 100 trades per month per portfolio
- International Equity and Fixed Income	- $2 per trade for each trade in excess of 50 trades per month per portfolio
- Domestic Fixed Income	- $2 per trade for each trade in excess of 50 trades per month per portfolio
• Illiquid/Manual/Stale Priced Securities	- $100 per month for each security requiring Pricing Committee review

III	Other Services (continued)

• AD-HOC Report Generation	- $100 per report
Dissemination of NAV Information to Third- Party Recipients, e.g., NASDAQ, Morningstar, Lipper, Broker Dealers	- $50 per month for each recipient in excess of three
• Systems Programming or Custom Data Extractions:
- Management / Officers	- $250 per hour
- Programmers	- $200 per hour
- Third Party Vendor	- Quoted As Needed

IV	Repricing Charges

For incorrect or untimely information provided by an Advisor or its Agent, Unified will charge $500.00 per day for each day that a portfolio is repriced. Unified reserves the right to charge $50 per occurrence for each information change where repricing is not required, but additional work processes must be performed or repeated, e.g., incorrect/late trade ticket.

FUND ADMINISTRATION FEE SCHEDULE

Additional services not contemplated in this schedule will be negotiated on a case-by-case basis.

I	New Fund Start-Up/Existing Fund Conversion Fee

• New fund establishment	- Pass through of out-of-pocket expenses
• Electronic conversion	- Quoted based on business requirements

II	Base Fees (as defined in the General Description of Fund Administration Services)[1]

Annual Basis Point Fees:

0.035% for the first $100 million in average net assets per share class;

0.030% from $100 million to $250 million in average net assets per share class;

0.020% from $250 million to $300 million in average net assets per share class;

0.008% over $300 million in average net assets per share class

III	Other Services

Blue Sky Filings	- Pass Through plus $50 per filing

[1]	Base Fees do not include out-of-pocket expenses which include but are not limited to: fulfillment services, form design and printing, statement and confirmation production, paper and envelope design and printing, postage and handling, shipping, bank fees, NSCC charges, record storage, telephone charges, DST FanMail, and regulatory filing fees and all other expenses incurred on behalf of the Trust and its individual portfolios. Additional services and/or fees not contemplated in this schedule will be negotiated on a per occurrence basis.

COMPLIANCE SUPPORT FEE SCHEDULE

Additional services not contemplated in this schedule will be negotiated on a case-by-case basis.

I	New Fund Start-Up/Existing Fund Conversion Fee

• New fund establishment	- Pass through of out-of-pocket expenses
• Electronic conversion	- Quoted based on business requirements

II	Base Fees (as defined in the General Description of Compliance Support Program Services)[1]

Annual Fees:

• Compliance, CCO and 22c-2
• Set Up	- Pass through of out-of-pocket expenses
• Ongoing Support and Maintenance	- $10,800 per portfolio ($900 mo)
- $0.13 per trade for any over 1000 trades per month
- Additional fees may apply based upon business requirements

[1]	Base Fees do not include out-of-pocket expenses which include but are not limited to: fulfillment services, form design and printing, statement and confirmation production, paper and envelope design and printing, postage and handling, shipping, bank fees, NSCC charges, record storage, telephone charges, DST FanMail, and regulatory filing fees and all other expenses incurred on behalf of the Trust and its individual portfolios. Additional services and/or fees not contemplated in this schedule will be negotiated on a per occurrence basis.